EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Monday, August 14, 2006

Contact:	Tom Cherry, Executive Vice President & CFO

                    (804) 843-2360

C&F Financial Corporation Announces

Second Quarter Earnings

West Point, Va., August 14, 2006—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported net income of $3.73 million, or $1.14 per share assuming dilution, for its second quarter ended June 30, 2006, compared with $3.01 million, or 82 cents per share assuming dilution, for the second quarter of 2005. Net income for the first six months of 2006 was $6.25 million, or $1.91 per share assuming dilution, compared with $5.62 million, or $1.52 per share assuming dilution, for the first six months of 2005. Earnings per share assuming dilution increased 39.0 percent for the second quarter of 2006 and 25.7 percent for the first six months of 2006 over the same periods in 2005.

Net income for the second quarter and the first six months of 2006 included $728,000, after taxes, attributable to the recovery of past due interest and a reduction in the corporation’s loan loss allowance in connection with the pay-off of previously nonperforming loans of one commercial relationship. Excluding the 22 cents per share after-tax effect of this transaction, the corporation’s earnings were $3.00 million, or 92 cents per share assuming dilution, for the second quarter ended June 30, 2006 and $5.52 million, or $1.69 per share assuming dilution, for the first half of 2006, which represents a 12.2 percent and an 11.2 percent increase in earnings per share assuming dilution for the three and six months ended June 30, 2006, respectively, over the same periods in 2005.

C&F FINANCIAL CORPORATION

Monday, August 14, 2006

Contact:	Tom Cherry, Executive Vice President & CFO

                    (804) 843-2360

The corporation’s annualized return on average equity and annualized return on average assets were 23.72 percent and 2.16 percent, respectively, for the second quarter of 2006 and 20.25 percent and 1.84 percent, respectively, for the first half of 2006. Excluding the effect of the commercial loan pay-off, the corporation’s annualized return on average equity was 19.09 percent for the second quarter and 17.89 percent for the first six months of 2006, compared with 16.48 percent for the second quarter and 15.60 percent for the first half of last year. The annualized return on average assets, excluding the effect of the commercial loan pay-off, was 1.73 percent for the second quarter and 1.62 percent for the first six months of this year, compared with 1.90 percent for the second quarter and 1.81 percent for the first half of last year. The increase in return on average equity, excluding the effect of the commercial loan pay-off, resulted from the accretive effect of the share repurchase in July 2005. The decline in return on average assets resulted from a slight decline in earnings, excluding the effect of the commercial loan pay-off, coupled with an approximate 10 percent increase in average assets, primarily loans held for investment and new facilities.

“The highlights thus far in 2006 are the corporation’s continued earnings strength, double-digit percentage growth in earnings per share, expansion within our markets and resolution of the corporation’s single largest nonperforming loan relationship,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation. “These highlights reflect the impact of our strategic capital management and growth initiatives. While expenses associated with our growth initiatives increased during 2006, higher net income in 2006 coupled with the effect of our large share repurchase in 2005 resulted in an increase in earnings per share. Earnings for the second quarter and the first half of 2006

C&F FINANCIAL CORPORATION

Monday, August 14, 2006

Contact:	Tom Cherry, Executive Vice President & CFO

                    (804) 843-2360

included costs associated with our new Hampton and Kiln Creek retail banking branches on the Virginia Peninsula; our new operations center, which opened in late 2005; technology initiatives implemented in 2005; and interest expense associated with the issuance of trust preferred securities to fund our stock repurchase in 2005. Lower earnings in 2006 of our mortgage banking subsidiary reflected continued margin compression on sales of loans and weaker demand for mortgage loans. Our consumer finance subsidiary has continued to experience strong loan demand and earnings growth in 2006. We are confident that over time our investments in facilities and technology, as well as others planned for 2006, will allow us to continue our growth, improve operational efficiency and enhance customer service, which will contribute to the corporation’s long-term profitability.”

“We are also pleased to announce the corporation’s inclusion in the new NASDAQ Global Select Market, which has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements,” said Dillon. “Qualifying for the Global Select Market is a mark of achievement, leadership and stature for the corporation. In addition, the corporation was recently highlighted as a “Top 20” industry earnings performer in the Independent Banker national magazine and was rated tenth in the nation by USBanker for sustained three-year average ROE for community banks.”

“As previously disclosed, the corporation’s earnings release for the second quarter of 2006 was delayed due to an ongoing investigation of an embezzlement of approximately $2.2 million from C&F Mortgage Corporation, the mortgage subsidiary of C&F Bank,” said Dillon. “The former employees who perpetrated this impropriety were not officers of the corporation. Based upon a

C&F FINANCIAL CORPORATION

Monday, August 14, 2006

Contact:	Tom Cherry, Executive Vice President & CFO

                    (804) 843-2360

review of the corporation’s insurance coverage by management and outside counsel and discussions with representatives of the insurance company, we believe there is sufficient coverage under the corporation’s insurance policy to recoup potential losses less a $75,000 deductible. Accordingly, we currently believe there will be no changes to net income reported in the corporation’s historical financial statements and a charge to income for the deductible has been recorded in the corporation’s second quarter results presented in this release.”

Retail Banking Segment. Second quarter net income for C&F Bank increased to $2.28 million in 2006 compared to $1.59 million in 2005. Net income for the first half of 2006 increased to $3.64 million compared to $3.04 million in 2005. Net income for the second quarter and the first six months of 2006 included $728,000, after tax, recognized in connection with the pay-off of previously nonperforming loans of one commercial relationship. Excluding this amount, the Bank’s second quarter net income was $1.55 million and net income for the first half of 2006 was $2.91 million. Included in earnings for the second quarter and first six months of 2006 were the effects of the Peninsula branch expansion and the operations center relocation on operating expenses, higher operational and administrative personnel costs to support growth, as well as interest expense on trust preferred securities, the proceeds from which were used for the large share repurchase in 2005. Higher expenses were offset in part by an increase in net interest income, which resulted from an increase in both the amount of and yield on earning assets, and an increase in service charges on deposit accounts. The Bank’s net interest margin has benefited in the short term as variable-rate loans have repriced as short-term interest rates have increased, while deposits have repriced at a more gradual pace. However, future earnings of the Retail Banking segment will be impacted by net interest margin compression as the lag in deposit repricing continues to diminish.

C&F FINANCIAL CORPORATION

Monday, August 14, 2006

Contact:	Tom Cherry, Executive Vice President & CFO

                    (804) 843-2360

The Bank’s nonperforming loans and accruing loans past due 90 days or more at December 31, 2005 consisted primarily of one commercial relationship. In May 2006, the borrower consummated the sale of the real estate collateral for these loans and the loans were paid in full from the sale proceeds. In addition to loan principal and accrued interest, the Bank collected previously-unrecognized nonaccrual and default interest and reduced its allowance for loan losses.

Mortgage Banking Segment. Second quarter net income for C&F Mortgage Corporation decreased to $613,000 in 2006 compared to $765,000 in 2005. Net income for the first half of 2006 decreased to $1.06 million compared to $1.33 million in 2005. These declines reflected reduced loan volume as demand for residential mortgage loans and refinancings has moderated as interest rates have increased. Gains on loan sales have declined due to increasingly narrow profit margins resulting from competition and ancillary fees have declined due to a decline in originations. C&F Mortgage has also experienced a decrease in net interest income resulting from a lower average balance of loans held for sale and net interest margin compression due to the increasing cost of funds. C&F Mortgage’s loan origination volume during the second quarter of 2006 declined 13.1 percent to $262.32 million compared to $301.68 million during the second quarter of 2005. C&F Mortgage’s 2006 results included a $75,000 pre-tax charge to income for an insurance deductible associated with the embezzlement of funds, as previously discussed.

C&F FINANCIAL CORPORATION

Monday, August 14, 2006

Contact:	Tom Cherry, Executive Vice President & CFO

                    (804) 843-2360

Consumer Finance Segment. Second quarter net income for C&F Finance Company increased to $813,000 in 2006 compared to $605,000 in 2005. Net income for the first half of 2006 increased to $1.51 million compared to $1.22 million in 2005. The earnings improvements in the second quarter and the first half of 2006 resulted from respective 15.7 percent and 17.3 percent increases in average loans outstanding, which more than offset the decline in C&F Finance’s net interest margin attributable to increases in the cost of borrowings, resulting from rising interest rates, and operating expenses to support growth. In addition to earnings growth during 2006, nonaccrual consumer finance loans as a percentage of total consumer finance loans was at an all-time low of less than one percent as of June 30, 2006, which reflected C&F Finance Company’s overall effort to reduce nonperforming assets.

About C&F Financial Corporation. C&F Financial Corporation’s stock is listed for trading on The Nasdaq Stock Market under the symbol CFFI. The stock closed at a price of $37.25 per share on Friday, August 11, 2006. At June 30, 2006, the book value of the corporation was $20.23 per share, and the corporation declared a dividend of 29 cents per share during the second quarter of 2006. The corporation’s market makers include Advest, Inc., Davenport & Company LLC, FTN Financial Securities Corp., McKinnon & Company and Scott & Stringfellow, Inc.

C&F Bank operates 16 retail bank branches located throughout the Newport News to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage and title services through 25 offices located throughout Virginia, Maryland, North Carolina, Delaware, Pennsylvania and New Jersey.

C&F Finance Company provides automobile loans through its offices in Richmond, Roanoke and Hampton, Virginia.

C&F FINANCIAL CORPORATION

Monday, August 14, 2006

Contact:	Tom Cherry, Executive Vice President & CFO

                    (804) 843-2360

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

Use of Certain Non-GAAP Financial Measures. In addition to results presented in accordance with United States generally accepted accounting principles (GAAP), this earnings release includes certain non-GAAP financial measures, which are reconciled to GAAP financial measures on pages 12 through 14 of this release. Management believes these non-GAAP financial measures provide information useful to investors in understanding the corporation’s performance trends and facilitate comparisons with its peers. Specifically, management believes the exclusion of a significant recovery of income recognized in a single accounting period permits a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the corporation’s performance and establishes goals for future periods.

Although the corporation’s management believes the non-GAAP financial measures presented in this earnings release enhance investors’ understandings of its performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial statements.

Forward-Looking Statements. The statements contained in this press release that are not historical facts may constitute “forward-looking statements” as

C&F FINANCIAL CORPORATION

Monday, August 14, 2006

Contact:	Tom Cherry, Executive Vice President & CFO

                    (804) 843-2360

defined by the federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic conditions, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) deposit flows, (8) competition, (9) demand for financial services in the corporation’s market area, (10) technology, (11) reliance on third parties for key services, and (12) accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of their dates.

C&F Financial Corporation

Selected Financial Information

(dollars in thousands, except for share and per share data)

Balance Sheets

	6/30/06	12/31/05	6/30/05
Interest-bearing deposits in other banks	$9,920	$29,562	$1,984
Investment securities – available for sale at fair value	64,517	65,301	70,349
Loans held for sale	57,034	39,677	95,187
Loans, net	499,447	465,039	440,748
Federal Home Loan Bank stock	2,678	1,876	2,969
Total assets	715,671	671,957	672,158
Deposits	511,005	495,438	464,138
Borrowings	123,333	102,314	116,750
Shareholders’ equity	63,723	60,086	56,356

Statements of Income

	For The Quarter Ended		For The Six Months Ended
	6/30/06	6/30/05	6/30/06	6/30/05
Interest income	$15,050	$11,613	$28,543	$22,705
Interest expense	4,543	2,688	8,476	4,936
Provision for loan losses (1)	825	1,184	2,100	2,273
Other operating income:
Gains on sales of loans	4,256	4,570	8,119	8,249
Other	2,626	2,325	4,749	4,393
Other operating expenses:
Salaries and employee benefits	7,153	7,084	14,102	13,539
Other	3,986	3,169	7,667	6,454
Income tax expense	1,699	1,375	2,814	2,530
Net income	3,726	3,008	6,252	5,615
Earnings per common share – assuming dilution (2)	1.14	.82	1.91	1.52
Earnings per common share – basic (2)	1.18	.85	1.99	1.58
Segment Information
	For The Quarter Ended		For The Six Months Ended
	6/30/06	6/30/05	6/30/06	6/30/05
Net income – Retail Banking	$2,282	$1,589	$3,636	$3,039
Net income – Mortgage Banking	613	765	1,064	1,332
Net income – Consumer Finance	813	605	1,514	1,222
Net income – Other	18	49	38	22
Mortgage loan originations – Mortgage Banking	262,316	301,684	476,608	504,648
Mortgage loans sold – Mortgage Banking	250,752	259,068	459,251	458,027

C&F Financial Corporation

Selected Financial Information

(dollars in thousands, except for share and per share data)

Average Balances

	For The Quarter Ended		For The Six Months Ended
	6/30/06	6/30/05	6/30/06	6/30/05
Securities	$67,855	$70,067	$67,247	$70,011
Loans held for sale	39,913	62,193	40,322	51,365
Loans	510,203	441,815	500,518	428,086
Interest-bearing deposits in other banks	11,906	9,802	11,674	19,049
Total earning assets	629,877	583,877	619,761	568,511

Time, checking and savings deposits	409,597	375,346	409,477	373,055
Borrowings	127,374	97,485	119,732	88,145
Total interest bearing liabilities	536,971	472,831	529,209	461,200
Demand deposits	77,627	72,771	75,799	71,746
Shareholders’ equity (2)	62,824	73,013	61,763	71,969

Asset Quality

Retail and Mortgage Banking Segments	6/30/06	12/31/05	6/30/05
Nonperforming assets*	$1,104	$4,083	$4,159
Accruing loans past due for 90 days or more	$3,739	$3,826	$3,119
Allowance for loan losses	$4,403	$4,718	$4,619
Nonperforming assets to loans**	.28%	1.11%	1.20%
Allowance for loan losses to loans**	1.12	1.29	1.34
Allowance for loan losses to nonperforming assets	398.82	115.56	111.06

*	Nonperforming assets consist solely of nonaccrual loans for each period presented.
**	Loans exclude Consumer Finance segment loans presented below.

Consumer Finance Segment	6/30/06	12/31/05	6/30/05
Nonaccrual loans	$642	$1,819	$1,447
Accruing loans past due for 90 days or more	32	26	447
Allowance for loan losses	9,187	8,346	7,770
Nonaccrual consumer finance loans to total consumer finance loans	.53%	1.64%	1.35%
Allowance for loan losses to total consumer finance loans consumer finance loans	7.57	7.51	7.23%

C&F Financial Corporation

Selected Financial Information

(dollars in thousands, except for share and per share data)

Other Data and Ratios

	As Of and For The Quarter Ended		As Of And For The Six Months Ended
	6/30/06	6/30/05	6/30/06	6/30/05
Annualized return on average assets	2.16%	1.90%	1.84%	1.81%
Annualized return on average equity (2)	23.72%	16.48%	20.25%	15.60%
Dividends declared per share	$.29	$.24	$.56	$.48
Shares repurchased	10,502	—	12,022	—
Average price of repurchased shares	$39.07	—	$39.13	—
Weighted average shares outstanding – assuming dilution (2)	3,275,074	3,687,448	3,274,768	3,686,499
Weighted average shares outstanding – basic (2)	3,150,352	3,557,512	3,149,496	3,554,303
Market value per share at period end	$39.00	$37.72	$39.00	$37.72
Book value per share at period end	$20.23	$17.99	$20.23	$17.99
Price to book value ratio at period end	1.93	2.10	1.93	2.10
Price to earnings ratio at period end (ttm)	10.37	12.01	10.37	12.01

Notes to Selected Financial Data

(1)	Included in the provision for loan losses is $1,075,000 and $1,084,000 for the quarters ended June 30, 2006 and June 30, 2005, respectively, and $2,350,000 and $2,073,000 for the six months ended June 30, 2006 and June 30, 2005, respectively, attributable to C&F Finance Company.
(2)	Earnings per share, return on average equity and weighted shares outstanding calculations for the quarter ended and the six months ended June 30, 2006 reflect the corporation’s repurchase of 427,186 shares of its common stock at $41 per share effective July 27, 2005.

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures

(dollars in thousands, except for per share data)

		For The Quarter Ended		For The Six Months Ended
	*	6/30/06	6/30/05	6/30/06	6/30/05
Net Income and Earnings Per Share

Net income (GAAP)	A	$3,726	$3,008	$6,252	$5,615
Nonaccrual and default interest attributable to loan transaction, net of income taxes (GAAP)		(565)	—	(565)	—
Reduction in loan loss allowance attributable to loan transaction, net of income taxes (GAAP)		(163)	—	(163)	—

Net income, excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B	$2,998	$3,008	$5,524	$5,615

Weighted average shares – assuming dilution (GAAP)	C	3,275	3,687	3,275	3,687
Weighted average shares – basic (GAAP)	D	3,150	3,558	3,149	3,554

Earnings per share – assuming dilution GAAP	A/C	$1.14	$.82	$1.91	$1.52
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B/C	$.92	$.82	$1.69	$1.52

Earnings per share – basic GAAP	A/D	$1.18	$.85	$1.99	$1.58
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B/D	$.95	$.85	$1.75	$1.58

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures (Continued)

(dollars in thousands, except for per share data)

			For The Quarter Ended		For The Six Months Ended
	*		6/30/06	6/30/05	6/30/06	6/30/05
Annualized Return on Average Assets

Average assets (GAAP)	E		$691,600	$634,472	$681,210	$620,093

Annualized return on average assets
GAAP	(A/E	)*4	2.16%	1.90%
GAAP	(A/E	)*2			1.84%	1.81%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/E	)*4	1.73%	1.90%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/E	)*2			1.62%	1.81%

Annualized Return on Average Equity

Average equity (GAAP)	F		$62,824	$73,013	$61,763	$71,969

Annualized return on average equity
GAAP	(A/F	)*4	23.72%	16.48%
GAAP	(A/F	)*2			20.25%	15.60%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/F	)*4	19.09%	16.48%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/F	)*2			17.89%	15.60%

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures (Continued)

(dollars in thousands, except for per share data)

		For The Quarter Ended		For The Six Months Ended
	*	6/30/06	6/30/05	6/30/06	6/30/05
Retail Banking Segment Net Income

Net income (GAAP)		$2,282	$1,589	$3,636	$3,039
Nonaccrual and default interest attributable to loan transaction, net of income taxes (GAAP)		(565)	—	(565)	—
Reduction in loan loss allowance attributable to loan transaction, net of income taxes (GAAP)		(163)	—	(163)	—

Net income, excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction		$1,554	$1,589	$2,908	$3,039

*	The letters included in this column are provided to show how the various ratios presented in the Reconciliation of Certain Non-GAAP Financial Measures are calculated.

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